NEWS RELEASE

GOLDEN QUEEN ANNOUNCES JOINT VENTURE
TO DEVELOP AND OPERATE THE SOLEDAD MOUNTAIN PROJECT

GOLDEN QUEEN ANTICIPATES A BACKSTOPPED RIGHTS OFFERING
IN CONNECTION WITH JOINT VENTURE

June 9, 2014 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce that it has entered into an agreement with entities controlled by Leucadia National Corporation (NYSE: LUK) and certain members of the Clay family, a shareholder group which collectively owns approximately 27% of the issued and outstanding shares of Golden Queen, to invest US$110 million in cash in exchange for a 50% joint venture interest in the Soledad Mountain Project (“the Project”), subject to approval by Golden Queen’s shareholders and certain other conditions.

The Project is a fully-permitted, open pit, heap leach gold and silver project located just outside the town of Mojave in Kern County, California. The Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore. Construction has started on site and commissioning is planned for 2015.

Transaction Benefits

Management of Golden Queen believes that the transaction will have the following benefits for the Company and its shareholders:

  Involvement of Leucadia National Corporation, a well-respected and credible long-term partner with a strong balance sheet and a history of successful investments in the mining sector;

  Support by members of the Clay group, long-term shareholders who have supported Golden Queen for over 20 years;

  US$110 million cash contributed to the joint venture on closing;

  Commitment from Leucadia and the Clay group to fund up to an additional US$40 million in the aggregate to the joint venture, which will be used to fund the Project; and

  Low-risk, equity-based capital structure with no hedging and no financial covenants.

Lutz Klingmann, President of Golden Queen commented, “We believe that this transaction allows the Soledad Mountain Project to enter full construction after decades of patient effort. The Company is delighted to enter into a joint venture with Leucadia, whose well-known, disciplined capital allocation procedures fit well with what we hope to achieve at Soledad Mountain. We believe that a low-risk, equity-based capital structure is the prudent approach to managing the risks of the construction stage. If and when in production, we look forward to reexamining the capital structure to determine whether or not returns to equity investors can be enhanced through leverage.”

The Company will be hosting a conference call today at 11:00 a.m. EDT to discuss the transaction.

Terms of the Transaction

Pursuant to the terms of the Transaction Agreement, Golden Queen will convert its wholly-owned subsidiary that is developing the Soledad Mountain Project, Golden Queen Mining Company, Inc., into a California limited liability company (“GQ California”). Gauss LLC, a joint venture to be owned 67.5% by Leucadia and 32.5% by the Clay group (“Gauss”), will acquire 50% of the membership interests of GQ California for US$110 million payable in cash to GQ California. On closing of the joint venture transaction, Golden Queen, through a wholly-owned subsidiary (“GQ Holdco”), and Gauss will each own 50% of GQ California and will enter into a joint venture agreement (the “JV Agreement”) that will govern the management of the Project, the obligations of the parties in connection with further funding requirements and ownership of GQ California. GQ California will be managed by a board of managers comprising an equal number of representatives of each of Gauss and GQ Holdco.

GQ California will apply most of the purchase price received from Gauss to the continued development of the Project. Golden Queen currently anticipates conducting a Rights Offering (described below) and to use a portion of the proceeds from the Rights Offering to make an additional investment in GQ California to fund development of the Project (the “Top-Up Contribution”). Pursuant to the JV Agreement, if Golden Queen (through GQ Holdco) makes the Top-Up Contribution, Gauss is committed to fund an amount equal to the Top-Up Contribution to GQ California, and the aggregate amount of such contributions are anticipated to provide GQ California with sufficient funding to fully develop the Project. If GQ Holdco does not make the Top-Up Contribution, Gauss will be obligated to make up to a US$40 million capital contribution to GQ California, in which case GQ Holdco’s ownership interest in GQ California will be diluted and GQ Holdco will surrender one of its board seats at GQ California.

Pursuant to the terms of the Transaction Agreement, Golden Queen is subject to customary no-shop covenants and the payment of a US$2.5 million termination fee, payable to the members of Gauss on a pro-rata basis under certain circumstances. Golden Queen also agreed to reimburse the members of Gauss for expenses in an aggregate amount of US$2.275 million incurred by them in connection with the transaction, provided however that the aggregate amount of the termination fee and the expense reimbursement shall not exceed US$2.5 million.

Prior to closing of the joint venture transaction, Golden Queen will incorporate GQ Holdco and cause the transfer of the current liabilities of GQ California, consisting primarily of intercompany loans, to GQ Holdco.

On closing of the joint venture transaction, Golden Queen’s CEO, Lutz Klingmann, and CFO, Andrée St-Germain, will become the CEO and CFO, respectively, of GQ California.

The transaction is subject to customary closing conditions, including approval by the Toronto Stock Exchange (the “TSX”) and the shareholders of Golden Queen. Golden Queen will call a special meeting of its shareholders, which is expected to be held in August.

Golden Queen’s Board of Directors Has Unanimously Voted to Support the Transaction

Golden Queen’s board of directors has unanimously determined that the Transaction Agreement is in the best interests of Golden Queen and its shareholders. Golden Queen reached this determination based upon the favorable recommendation of a special committee of directors of Golden Queen unaffiliated with the Clay group, which was appointed to consider the foregoing transaction, and the receipt of an opinion from Maxit Capital LP, the special committee’s financial adviser, as to the fairness from a financial point of view of the consideration to be received by Golden Queen for the sale of a 50% interest in the Project. Golden Queen’s board of directors will recommend that Golden Queen shareholders vote in favor of the Transaction Agreement at the special meeting of shareholders.

Apogee Global Advisors, Inc. made the initial introduction between Leucadia National Corporation and Golden Queen. Legal advice to Golden Queen in connection with the foregoing transactions was provided by Morton Law LLP as to Canadian legal matters and Dorsey & Whitney LLP as to US legal matters. Legal counsel to Leucadia was provided by Weil, Gotshal & Manges LLP and Snell & Wilmer LLP as to US legal matters and McCarthy Tétrault LLP as to Canadian legal matters. Legal counsel to the Clay group was provided by Sullivan & Worcester LLP as to US legal matters and Bennett Jones LLP as to Canadian legal matters.

Rights Offering

Golden Queen currently anticipates conducting a rights offering (the “Rights Offering”) in order to raise proceeds to, among other things, make the Top-Up Contribution. It is anticipated that the Rights Offering will commence on or about the closing of the joint venture transaction and will be completed after that closing. In the Rights Offering, each eligible shareholder of Golden Queen will be issued rights to acquire common shares of Golden Queen. The exercise price of the rights will be determined at a future date. The Company intends to apply to list the rights for trading on the TSX in accordance with TSX rules.

Golden Queen entered into a backstop guarantee agreement with the members of Gauss (the “Backstop Agreement”) whereby the Gauss members agreed to purchase, upon the terms set forth in the Backstop Agreement, any common shares which have not been acquired pursuant to the exercise of rights under the Rights Offering at a price per common share not to exceed US$1.10, up to a maximum amount of US$45 million in the aggregate. In consideration for entering into the Backstop Agreement, the Company will pay a standby guarantee fee to the Gauss members equal to US$2.25 million in the aggregate on closing of the joint venture transaction.

Conference Call Information

Golden Queen will host a conference call today, June 9, 2014 at 11:00 a.m. EDT, to discuss the details of the transaction.

Toll Free (North America):	1-800-743-4304
International:	212-231-2906

About Leucadia Corporation:

Leucadia National Corporation (NYSE: LUK) is focused on continuing our 36 year history of building long-term book value per share by operating a merchant and investment banking platform that creates, acquires and owns a diversified group of businesses. Leucadia has subsidiaries, joint venture interests and investments in a range of businesses, including our largest wholly-owned subsidiary, Jefferies Group (investment banking and securities), and its joint ventures, Jefferies Finance (corporate lending) and Jefferies LoanCore (commercial mortgage lending). Leucadia has a range of other investments in auto retail (Garcadia), beef processing (National Beef), broadband communications (Linkem), financial services (Berkadia, Leucadia Asset Management, Foursight and Chrome), manufacturing (Conwed and Idaho Timber), oil and gas (Juneau and Vitesse), and real estate (HomeFed), and owns 20% of Harbinger Group. We continuously review and consider new and add-on acquisitions and investments in businesses, securities and assets. Leucadia is headquartered in New York City, and we and our investee companies employ over 30,000 people around the world.

About Golden Queen Mining Co. Ltd:

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore.

For further information regarding this news release please contact:
H. Lutz Klingmann, President
Telephone: (604) 921-7570
Email: lklingmann@goldenqueen.com

Caution With Respect To Forward-Looking Statements: The information in this news release includes certain “forward-looking statements”. All statements in this news release, other than statements of historical fact, including, without limitation, the closing of the transactions contemplated under the Transaction Agreement and the JV Agreement; the estimated proceeds from additional commitments to fund the joint venture and the projections for a fully funded project; the expectation that Golden Queen will successfully close the Rights Offering and apply the proceeds to fund the Top Up Contribution; plans for and intentions with respect to capital requirements, construction and other development activities on the Soledad Mountain Project; expectations related to management and operation of GQ California and future mining operations on the Soledad Mountain Project, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements.

Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include, without limitation, risks and uncertainties regarding: conditions required for the closing of the Transaction Agreement and the JV Agreement or the completion of the Rights Offering; the transfer of 50% of the Company’s interest in the Soledad Mountain property; failure to fund the Company’s Top Up Contribution in accordance with the JV Agreement and related dilution in GQ California; required shareholder and regulatory approvals; the development and operation of the Soledad Mountain Project, including additional capital requirements for the Soledad Mountain Project, accidents, equipment breakdowns and non-compliance with environmental and permit requirements; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made.

Additional Information and Where to Find It

In connection with Golden Queen’s solicitation of proxies in regards to the meeting of shareholders of Golden Queen to be called with respect to the transaction, Golden Queen will file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) in June 2014.

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The proxy statement and other relevant documents will also be filed with certain Canadian securities regulators and available free-of-charge at www.sedar.com. Shareholders of Golden Queen will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by email to Brenda Dayton at bdayton@goldenqueen.com, by telephone to (604) 921-7570 or by mail to Golden Queen Mining Co. Ltd, 6411 Imperial Ave., West Vancouver, BC, Canada, V7W 2J5.

Golden Queen and its directors and executive officers will be participants in the solicitation of proxies from the shareholders of Golden Queen. Information about the directors and executive officers of Golden Queen, including their shareholdings in Golden Queen, is set forth in the proxy statement for Golden Queen’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

The securities to be offered pursuant the Backstop Agreement, if any, have not been and will not upon issuance, be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any applicable securities laws of any state of the United States and may not be offered or sold absent such registration or an available exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.